UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Federal Home Loan Bank of New York
(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51397	13-6400946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 441-6616

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c)

On June 3, 2026, the Federal Home Loan Bank of New York (“FHLBNY”) appointed Brinda Bhattacharjee, 43, as its Chief Financial Officer (“CFO”), effective immediately.

Ms. Bhattacharjee will lead the Bank’s Financial Accounting, Management Reporting, and Strategic Planning functions and will serve as a voting member of the FHLBNY Management Committee.

Ms. Bhattacharjee has experience in corporate treasury, financial strategy, and global financial operations. Most recently, she served as Corporate Treasurer at StubHub, where she handled the international complexities of a growing global business. Prior to that, starting in February 2024, she was Global Treasurer and Interim Chief Financial Officer at MoneyGram, where she led a team of more than 70 professionals with responsibility for facilitating payments and settlements, forecasting liquidity requirements, developing balance sheet strategies and managing investor relations, among other duties. Previously, from March of 2016 until December 2023, Ms. Bhattacharjee spent more than seven years at Goldman Sachs, most recently as Managing Director and Chief Operating Officer for Transaction Banking, where she led product, operations, and finance functions for its B2B payments business.

In connection with her employment as CFO, Ms. Bhattacharjee will receive an annual base salary of $600,000. She will also receive a sign-on payment of $417,525, a portion of which will be payable upon execution of her employment agreement, with the remainder vesting and payable over a three-year period, subject to her continued employment with FHLBNY on each applicable date. In addition, Ms. Bhattacharjee is eligible for annual compensation and benefits consistent with the FHLBNY’s executive compensation programs, including eligibility for incentive compensation opportunities and participation in employee benefit plans, as described in “Item 11 – Executive Compensation” of the FHLBNY’s most recent Annual Report on Form 10‑K.

There are no arrangements or understandings between Ms. Bhattacharjee and any other person pursuant to which she was selected as CFO. There are no family relationships between Ms. Bhattacharjee and any director or executive officer of the FHLBNY, and she has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S‑K.

In connection with the appointment of Ms. Bhattacharjee as Chief Financial Officer, Mr. Kevin Neylan, who has been serving as the Bank’s Chief Financial Officer in a consulting capacity, will continue to provide services to the FHLBNY as a consultant through June 30, 2026, to support an orderly transition, as previously disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of New York

Date: June 9, 2026	By:	/s/ Donna Gordon
Name: Donna Gordon
Title: Chief Legal Officer

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